SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    Form 8-K



                                 CURRENT REPORT



                     Pursuant to Section 13 or 15 (d) of the
                         Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): August 13, 2002




                           CALIFORNIA CLEAN AIR, INC.
                    ----------------------------------------
             (Exact name of registrant as specified in its charter)



                                    Nevada
                        --------------------------------
                 (State or other jurisdiction of incorporation)


            0-31451                                    75-3090496
  -----------------------------                 -----------------------
    (Commission File Number)                (IRS Employer Identification Number)


           10345 SW 69th Ave., Tigard, OR                      97223
      --------------------------------------------          -----------
        (Address of Principal Executive Offices)             (Zip Code)


                                 (503) 537-0994
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              (Registrant's telephone number, including area code)


                    BREAKTHROUGH TECHNOLOGY PARTNERS I, INC.
             ------------------------------------------------------
         (Former name or former address, if changed since last report)




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ITEM 5.           OTHER EVENTS AND REGULATION FD DISCLOSURE

         Effective December 20, 2002, the Registrant changed its corporate domicile from Delaware to Nevada. Simultaneously, the Registrant changed its name to California Clean Air, Inc. The Articles of Merger were filed with the Nevada Secretary of State on December 19, 2002. The Certificate of Merger was filed with the Delaware Division of Corporations on December 20, 2002. However, as a result of delays in the calculation and the payment of all Franchises Taxes due in Delaware by the Registrant, the Registrant was only informed today that the Certificate of Merger was accepted for filing retroactive to December 20, 2002. The change of domicile could not be made effective under the Delaware Corporation Law until the acceptance of the Certificate of Merger by the Delaware Division of Corporations.

         Effective with the change of corporate domicile and the change of name, Stephen D. Wilson became President, Corporate Secretary and a Director of the Registrant. Daniel M. Smith has resigned as President, Corporate Secretary and a Director of the Registrant.


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



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                CALIFORNIA CLEAN AIR, INC.

Date :January 7, 2003                           By: /s/ STEPHEN D. WILSON
                                                ---------------------------
                                                Stephen D. Wilson
                                                President






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